UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2006

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2006, Marshall & Ilsley Corporation (the “Company”) announced that Dennis J. Kuester, 64, Chairman of the Board and Chief Executive Officer of the Company, will retire as Chief Executive Officer at the Company’s Annual Meeting of Shareholders in April 2007 and will be succeeded by Mark F. Furlong, 49, the Company’s President.  Mr. Kuester will continue to serve as Chairman of the Board after his retirement as Chief Executive Officer.

Mr. Furlong joined the Company in 2001 as its Chief Financial Officer.  He became President of M&I Marshall & Ilsley Bank in 2004, and President of the Company in 2005.  Prior to joining the Company, Mr. Furlong served as Executive Vice President and Chief Financial Officer for Old Kent Financial Corp., as First Vice President, Corporate Development/Commercial Banking, for H.F. Ahmanson & Co., and as an audit partner at Deloitte & Touche.

Transition and Consulting Agreement

On December 21, 2006, the Company entered into a Transition and Consulting Agreement (the “Transition and Consulting Agreement”) with Mr. Kuester relating to Mr. Kuester’s planned retirement as Chief Executive Officer on the date of the Company’s 2007 Annual Meeting of Shareholders.

Under the Transition and Consulting Agreement, Mr. Kuester will receive salary at his current rate and continue participation in other compensation and benefit programs until his retirement as an employee on January 1, 2008.  Upon his retirement, Mr. Kuester will also be fully vested in any outstanding restricted shares or restricted share units, which are not otherwise vested in accordance with their normal terms on such date.

The Transition and Consulting Agreement further provides that, beginning on January 2, 2008, Mr. Kuester will consult with the executive officers and the Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company.  In addition to his duties as Chairman of the Board, Mr. Kuester will maintain continued involvement with area businesses on the Company’s behalf, including business development and retention, and participation in selected charitable organizations.  The Transition and Consulting Agreement will remain in effect for as long as Mr. Kuester continues to serve on the Board of Directors of the Company, unless it is sooner terminated by mutual written consent of the parties or by Mr. Kuester’s death or disability such that he is unable to perform his duties.

After January 1, 2008, Mr. Kuester will receive $20,833.33 per month for each full or partial month during which he serves as non-executive Chairman of the Board.  Also during this period, Mr. Kuester will receive reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the Transition and Consulting Agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Kuester to perform his duties; a company car; access to Company aircraft, at Company expense, limited to direct business use or an annual maximum of 40 hours personal use, after which Mr. Kuester must reimburse the Company for the excess amount; club dues; and financial planning services.

As compensation for the consulting services to be provided by Mr. Kuester while he remains on the Company’s Board but is no longer Chairman of the Board, Mr. Kuester will receive the same benefits as described above, except that his personal use of Company aircraft will be subject to an annual maximum of $50,000 in value, and the maximum annual benefit provided by the Company on behalf of Mr. Kuester for his personal expenses will be limited to $100,000.  Mr. Kuester will be required to reimburse the Company for amounts in excess of these limits.

The foregoing description of the Transition and Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2007 Base Salary Increase

On December 21, 2006, the Board of Directors of the Company, upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Compensation Committee”), increased Mr. Furlong’s base salary from $600,000 to $750,000 per year, effective January 1, 2007.

Awards Under the LTIP and the Metavante Corporation Long-Term Incentive Plan for 2006

Also on December 21, 2006, the Board, upon the recommendation of the Compensation Committee, approved the following awards under the LTIP and the Metavante Corporation Long-Term Incentive Plan:

	Awards Granted December 2006 for the Performance Period Beginning January 2007

Name	Number of Shares, Units or Other Rights(1)	Targeted Cash Payment(2)	Performance or Other Period Until Maturation or Payout

Dennis J. Kuester	18,000	—	3 Years
Mark F. Furlong	15,000	—	3 Years
Frank F. Martire	—	$300,000	3 Years
Gregory A. Smith	5,000	—	3 Years
Thomas J. O’Neill	5,000	—	3 Years

(1)

Units awarded represent share equivalents of the Company’s common stock.  The performance period is the three years commencing on January 1, 2007 and ending on December 31, 2009 for awards granted in December 2006.  Additional units will be credited to each participant’s account when dividends are paid on shares of the Company’s common stock.  Vesting of units occurs at the end of the three-year period except in the case of the death or disability of the participant, termination of a participant’s employment due to retirement, or the occurrence of a “triggering event” (which relates to a change in control of the Company).  Upon the occurrence of a “triggering event,” units vest notwithstanding continued employment by the acquiring company.

(2)

Cash-based awards are made under the Metavante Corporation Long-Term Incentive Plan.  The performance period is the three years commencing on January 1, 2007 and ending on December 31, 2009.  The award vests at the end of the three-year period except in the case of death or disability, termination of employment due to retirement or the occurrence of a “triggering event” (which relates to a change of control of Metavante or the Company).  Upon the occurrence of a “triggering event,” the award vests notwithstanding continued employment by the Company.

Nonqualified Supplemental Retirement Benefit Plan

In addition, on December 21, 2006, the Compensation Committee approved an amendment to the nonqualified supplemental retirement benefit plan (the “Nonqualified Plan”) that provides Mr. Furlong with a supplemental retirement benefit.  The Nonqualified Plan, the terms of which were originally approved in December 2004, is intended to provide an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and non-qualified defined contribution program, Social Security and the Nonqualified Plan equals 55% (amended from 45%) of the sum of Mr. Furlong’s highest average salary and annual short-term incentive compensation for any five of his last ten years of employment.  The benefits under the Nonqualified Plan will begin vesting at age 55, and will be fully vested at age 62.  If Mr. Furlong’s employment terminates prior to his attaining age 55 other than by reason of death or disability or in connection with a change of control of the Company, he will receive no benefits under the Nonqualified Plan.  The total benefit under the Nonqualified Plan will be adjusted in the event of death or disability before age 62, and can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Furlong’s option.  The pay-out option elected may also affect the amount of the annual benefit.  In the event of a change of control before Mr. Furlong attains age 55, 44% of the benefits under the Nonqualified Plan will be vested, and an additional 4% of the benefits will vest for each subsequent year.  In the event of a change of control after Mr. Furlong attains age 55, the benefits under the Nonqualified Plan will be fully vested.

The foregoing description of the Nonqualified Plan does not purport to be complete and is qualified in its entirety by the full text of the letter agreement from the Company to Mr. Furlong containing the terms of the Nonqualified Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01

Other Events.

On December 21, 2006, the Company issued a press release announcing Mr. Kuester’s planned retirement as Chief Executive Officer of the Company at the Company’s Annual Meeting of Shareholders in April 2007 and his succession by Mr. Furlong.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Transition and Consulting Agreement between the Company and Dennis J. Kuester dated December 21, 2006

10.2	Letter Agreement from the Company to Mark F. Furlong dated December 21, 2006 Containing the Terms of the Supplemental Executive Retirement Benefit

99.1	Press Release dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition and Consulting Agreement between the Company and Dennis J. Kuester dated December 21, 2006

10.2	Letter Agreement from the Company to Mark F. Furlong dated December 21, 2006 Containing the Terms of the Supplemental Executive Retirement Benefit

99.1	Press Release dated December 21, 2006